Exhibit 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED $650,000,000 WAREHOUSING CREDIT

AND SECURITY AGREEMENT

among

WALKER & DUNLOP, LLC

as Borrower,

WALKER & DUNLOP, INC.

as Parent,

and

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

PNC CAPITAL MARKETS LLC,

as Lead Arranger and Sole Bookrunner

Dated:  October 26, 2015

FIFTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT

AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Fifth Amendment”) is made effective as of the 26th day of October, 2015, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), the lenders party to the Credit Facility Agreement defined below (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders under the Credit Facility Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Lenders and Borrower are parties to that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Borrower, Parent, the Lenders and the Administrative Agent (the “Original Credit Facility Agreement”), as amended by that certain First Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of December 20, 2013 (the “First Amendment”), that certain Second Amendment to Amended and Restated Warehousing Credit and Security Agreement, effective as of June 17, 2014 (the “Second Amendment”), that certain Third Amendment to Amended and Restated Warehousing Credit and Security Agreement, effective as of August 26, 2014 (the “Third Amendment”) and that certain Fourth Amendment to Amended and Restated Warehousing Credit and Security Agreement, effective as of June 17, 2015 (the “Fourth Amendment”, and the Original Credit Facility Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is herein referred to as the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lenders agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (each such term as defined in the Credit Facility Agreement).

WHEREAS, Borrower has requested, and the Administrative Agent and the Lenders have agreed, pursuant to the terms hereof, to modify certain terms of the Credit Facility Agreement as set forth in this Fifth Amendment.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this Fifth Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.        Recitals.  The Recitals are hereby incorporated into this Fifth Amendment as a substantive part hereof.

Section 2.        Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.        Amendments to Credit Facility Agreement.  The Credit Facility Agreement is hereby amended as follows:

(a)        Section 7.16 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“7.16               Sale of Mortgage Loan to Investor.

Provide status reports of its efforts to sell each Mortgage Loan to the applicable Investor on the earlier of: (a) within five (5) days after Borrower becomes aware of any fact or circumstance that causes Borrower to believe that the Investor may not purchase the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, in which case such status report shall include Borrower’s plan for repaying the Administrative Agent the amount of the Mortgage Loan, or (b) fifty-five (55) days after the date of the applicable Warehousing Advance.  In addition, if the Investor has not purchased, and Borrower has not repaid, the Mortgage Loan within fifty-five (55) days after the date of the related Warehousing Advance, Borrower shall immediately cause the Administrative Agent to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan  Notwithstanding the foregoing, for any Freddie Mac Program Plus Mortgage Loan that has a Closing Date between August 28, 2015 and December 15, 2015, (i) the Borrower must provide status reports of its efforts to sell the Mortgage Loan to Freddie Mac on the earlier of: (a) within five (5) days after the Borrower becomes aware of any fact or circumstance that causes the Borrower to believe that Freddie Mac may not purchase the Mortgage Loan by February 15, 2016, in which case such status report shall include Borrower’s plan for repaying the Administrative Agent the amount of the Mortgage Loan, or (b) February 10, 2016 and (ii) if Freddie Mac has not purchased, and the Borrower has not repaid, the Mortgage Loan by February 15, 2016, the Borrower shall immediately cause the Administrative Agent to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan.”

(b)        The following defined terms set forth in Section 13.1 of the Credit Facility Agreement are hereby deleted in their entirety and replaced with the following:

‘“Applicable Base Rate” means for any day, a fluctuating per annum rate of interest equal to the sum of (a) the higher of (i) the Prime Rate and (ii) the Federal Funds Open Rate plus forty basis points (0.40%), and (b) one and one-half percent (1.5%).  The calculation and determination of the Applicable Base Rate shall be made daily by the Administrative Agent and such determination shall, absent manifest error, be final, conclusive and binding upon Borrower and the Administrative Agent.  Changes in the Applicable Base Rate shall become effective on the same day as the Administrative Agent changes its Prime Rate or a change occurs in the Federal Funds Open Rate, depending upon which rate is applicable on that day to the determination of the Base Rate.’

‘“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and 40/100th percent (1.40%).’

‘“Warehousing Advance Due Date” means with respect to a Warehousing Advance, the date that is sixty (60) days after the date of such Warehousing Advance; provided, however, that it means February 15, 2016 with respect to a Warehousing Advance made in connection with a Freddie Mac Program Plus Mortgage Loan that has a Closing Date between August 28, 2015 and December 15, 2015.’

Section 4.        Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this Fifth Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.        Amendments.  This Fifth Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.        Waiver.  The Lenders shall not be deemed to have waived the exercise of any right which they hold under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by any Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by any Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by any Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this Fifth Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.        Governing Law.  This Fifth Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.        Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.        Severability.  No determination by any court, governmental body or otherwise that any provision of this Fifth Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.      Binding Effect.  This Fifth Amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Borrower, the Parent, the Lenders, and their respective permitted successors and assigns.

Section 11.      Counterparts.  This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Fifth Amendment under their respective seals as of the day and year first written above.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief
Financial Officer & Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief
Financial Officer & Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:	/s/ Donald Thomas
Name: Donald Thomas
Title: AVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ John Nelson
Name: John Nelson
Title: Managing Director

Signature Page  -  Fifth Amendment to Amended and Restated Warehousing Credit and Security Agreement